                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Sunoco, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                      Sunoco, Inc.
                               [LOGO OF SUNOCO]       Ten Penn Center
                                                      1801 Market Street
                                                      Philadelphia, PA 19103-
                                                      1699

                           NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 4, 2000, Sunoco, Inc. will hold its 2000 Annual Meeting of Shareholders at the American Philosophical Society, Benjamin Franklin Hall, 427 Chestnut Street, Philadelphia. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 10, 2000 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1. Elect a Board of Directors;

  2. Approve the appointment of our independent auditors for 2000; and

  3. Attend to other business properly presented at the meeting.

At the meeting we will also report on Sunoco's 1999 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of the two proposals (numbers 1 and 2 above) which are further outlined in this proxy statement. This proxy statement also outlines the corporate governance practices at Sunoco, discusses our compensation practices and philosophy, and describes the mission of our Audit Committee and its recommendation to the Board regarding our 1999 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

For those shareholders who consented to access the Proxy Statement and Annual Report through our Internet site (www.SunocoInc.com), we thank you for supporting our cost reducing efforts. For shareholders who may be interested in receiving information electronically in the future, please refer to the specific instructions provided through the proxy voting process.

The approximate date of mailing for this proxy statement and card as well as a copy of Sunoco's 1999 Annual Report is March 16, 2000. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

                      By Order of the Board of Directors,

                                /s/ ANN C. MULE

                                  Ann C. Mule
                   General Attorney and Corporate Secretary
                                March 16, 2000

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Questions and Answers.......................................................   3
Proposals on which You May Vote.............................................   8
Nominees for the Board of Directors.........................................   9
Statement on Corporate Governance...........................................  13
Audit Committee Report......................................................  17
Board Committee Membership Roster...........................................  18
Directors' Compensation.....................................................  19
Directors' and Officers' Ownership of Sunoco Stock..........................  20
Executive Compensation: Report of the Compensation Committee................  22
Executive Compensation, Pension Plans & Other Arrangements..................  26
  Summary Compensation Table................................................  26
  Option Grant Table........................................................  28
  Aggregated Option/SAR Exercises and Year-End Values.......................  29
  Other Long-Term Incentive Awards..........................................  30
  Stock Performance Graph...................................................  31
  Pension Plans.............................................................  32
  Severance Plans and Other Information.....................................  33
Appendix: Audit Committee Charter........................................... A-1

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                                       2

                             QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------
1. Q: What may I vote on?
   A: (1) The election of nominees to serve on our Board of Directors;
          and
      (2) The approval of the appointment of our independent auditors for 2000.

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2. Q: How does the Board recommend I vote on the proposals?
   A: The Board recommends you vote FOR each of the nominees and FOR the appointment of Ernst & Young LLP as our independent auditors for 2000.

-------------------------------------------------------------------------------

3. Q: Who is entitled to vote?
   A: Shareholders as of the close of business on the record date, February 10, 2000, are entitled to vote at the Annual Meeting.

-------------------------------------------------------------------------------

4. Q: How do I cast my vote?
   A: There are four different ways you may cast your vote this year.
      You can vote by:

            (1) telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a bank or broker);
            (2) the Internet, at the address provided on each proxy or vote instruction card;
            (3) marking, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals; or
            (4) attending the meeting (if your shares are registered directly on Sunoco's books and not held through a broker, bank or other nominee).

            Shareholders can save Sunoco money by voting by telephone or by voting on the Internet according to the instructions provided on the proxy or vote instruction card. You will need to use the individual control number that is printed on your proxy or vote instruction card in order to authenticate your ownership.

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                                       3

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5. Q: How do I change my vote?
   A: To change your vote:

            (1) notify Sunoco's Corporate Secretary at any time before the meeting;
            (2) submit a later dated proxy by mail, telephone, or via the
                Internet; or
            (3) vote in person at the meeting (if your shares are registered directly on Sunoco's books and not held through a broker, bank, or other nominee).

            The latest dated, properly completed proxy that you submit whether by mail, telephone or the Internet will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

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6. Q: Who will count the vote?
   A: Representatives of The Corporation Trust Company, an independent tabulator, will count the vote and act as the judge of election.

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7. Q: Is my vote confidential?
   A: Proxy cards, vote instruction cards, telephone and Internet voting reports, ballots and voting tabulations that identify individual shareholders are returned directly to The Corporation Trust Company and are handled in a manner that protects your voting privacy. As a registered shareholder or Non-Objecting Beneficial Owner, your vote will not be disclosed to Sunoco except: (1) as needed to permit The Corporation Trust Company to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy or vote instruction card or elsewhere will be forwarded to Sunoco, but your identity will be kept confidential unless you ask that your name be disclosed.

-------------------------------------------------------------------------------

8. Q: What shares are included on the proxy card(s)?
   A: The shares on your proxy or vote instruction card(s) represent ALL of your shares, including those held on account in Sunoco's Shareholder Access & Reinvestment Plan (or "SHARP") and shares held in custody for your account by Bankers Trust Company as trustee for the Sunoco, Inc. Capital Accumulation Plan (or "SunCAP"), Sunoco's 401(k) plan for employees. If you do not cast your vote, your shares (except for those in SunCAP) will not be voted. See Question 11 for an explanation of the voting procedure for shares in SunCAP.

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9. Q: What does it mean if I get more than one proxy or vote instruction card?
   A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive to ensure that all of your shares are voted.

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                                       4

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10.Q:How many shares can vote?
   A:As of the February 10, 2000 record date, 89,493,869 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held.

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11.Q:How is Sunoco common stock in SunCAP voted?
   A:Voting instructions from SunCAP participants are maintained in the strictest confidence and will not be disclosed to Sunoco. If you hold shares of Sunoco common stock through SunCAP, you must instruct the SunCAP trustee, Bankers Trust Company, how to vote your shares. If you do not provide voting instructions, or provide unclear voting instructions, then Bankers Trust will vote the shares in your SunCAP account in proportion to the way the other SunCAP participants voted their shares.

-------------------------------------------------------------------------------

12.Q:What is a "quorum"?
   A:A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

       Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present and entitled to be voted.

       Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting, and they are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted.

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13.Q:Who can attend the Annual Meeting and how do I get a ticket?
   A:All shareholders who owned shares on February 10, 2000 can attend. Just check the box on your proxy or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If your shares are held through a broker and you'd like to attend, please write to Ann C. Mule', General Attorney and Corporate Secretary, Sunoco, Inc., 1801 Market Street, Philadelphia, PA 19103-1699. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

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                                       5

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14.Q:How will voting on any other business be conducted?
   A:Although we do not know of any business to be considered at the 2000 Annual
     Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy gives authority to Robert H. Campbell, Sunoco's Chairman and Chief Executive Officer, and Jack L. Foltz, Sunoco's Vice President and General Counsel, to vote on such matters at their discretion.

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15.Q:Where and when will I be able to find the voting results?
   A:Sunoco will post the voting results on our web site at www.SunocoInc.com approximately two weeks after the Annual Meeting. You can also find the results in our Form 10-Q for the second quarter of 2000, which we will file with the SEC in August 2000.

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16.Q:Do I have to continue receiving this information in the mail?
   A:No, you can minimize the amount of information you receive through the mail:

     (1) If you are a registered shareholder:
         (a) Contact our transfer agent at 800-888-8494 and arrange to receive only one copy of Sunoco's annual report and other mailings during the year, regardless of the number of accounts you have; or
         (b) Agree to access the annual report and proxy statement on the Internet by completing the question regarding consent included on your proxy or vote instruction card, on the Internet site, or on the telephone. You will be notified when you receive your proxy card that the materials are available on our web site (www.SunocoInc.com).
     (2) If you hold shares through a stock broker: Contact your broker and arrange to receive one set of materials, or indicate your preference to access the documents on the Internet.

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17.Q:Does any shareholder own 5% or more of Sunoco's common stock?
   A:As of December 31, 1999, the following shareholders owned 5% or more of Sunoco's common stock:

     -------------------------------------------------------------
                                                       Percent of
                                                       Outstanding
                  Shareholder                 Shares     Shares
     -------------------------------------------------------------
     -------------------------------------------------------------
     Capital Research & Management Company   7,082,000     7.9
     -------------------------------------------------------------
     Fidelity Management & Research Corp.    6,208,202     6.9
     -------------------------------------------------------------
     Morgan Stanley Dean Witter & Co.        5,052,365     5.6

     -------------------------------------------------------------

-------------------------------------------------------------------------------

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18. Q: When are the shareholder proposals for the 2001 Annual Meeting due?
    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Ann C. Mule, General Attorney and Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699 by November 23, 2000.

       Additionally, Sunoco's advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2001 Annual Meeting must be submitted in writing to Ann C. Mule, at the above address, by December 31, 2000, and must be accompanied by the name, residence and business address of the proposing shareholder; a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; and a representation that the shareholder intends to appear in person or by proxy at the 2001 Annual Meeting to present the proposal. A proposal may be presented from the floor only after Sunoco's Board of Directors has determined that it is a proper matter for consideration under our bylaws.

-------------------------------------------------------------------------------

19. Q: Can a shareholder nominate someone to be a director of Sunoco?
    A: As a shareholder, you may recommend any person as a nominee for director of Sunoco by writing to the Governance Committee of the Board of Directors, c/o Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Recommendations must be received by December 31, 2000 for the 2001 Annual Meeting, and must be accompanied by the name, residence and business address of the nominating shareholder; a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; a representation that the shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting; information regarding each nominee which would be required to be included in a proxy statement; a description of any arrangements or understandings between and among the shareholder and each and every nominee; and the written consent of each nominee to serve as a director, if elected.

-------------------------------------------------------------------------------

20. Q: How much did this proxy solicitation cost?
    A: Morrow & Co., Inc. was hired to assist in the distribution of proxy materials and the solicitation of votes for $10,000, plus estimated out-of-pocket expenses of $20,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

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                                       7

                        PROPOSALS ON WHICH YOU MAY VOTE
-------------------------------------------------------------------------------

1.ELECTION OF DIRECTORS

  There are 12 nominees for election this year. Detailed information on each is provided on pages 9 to 12. All directors are elected annually, and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

  Your Board unanimously recommends a vote FOR each of these directors.

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

  The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors for 2000 subject to your approval. Ernst & Young has served as our independent auditors since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions.

  Audit services provided by Ernst & Young during 1999 included an audit of Sunoco's consolidated financial statements, audits of the separate financial statements of certain Company affiliates, audits of employee benefit plan financial statements and a review of Sunoco's Annual Report and certain other filings with the SEC and other governmental agencies. In addition, Ernst & Young provided various non-audit services to the Company during 1999.

  Your Board unanimously recommends a vote FOR the approval of Ernst & Young's appointment as independent auditors for 2000.

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                                       8

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

                 RAYMOND E. CARTLEDGE                      Director since 1990
                 Age 70

[PHOTO OF        Mr. Cartledge retired as Chairman of Savannah Foods &
RAYMOND E.       Industries, Inc. in October 1997, a position he had held
CARTLEDGE]       since April 1996. Mr. Cartledge retired as Chairman and Chief
                 Executive Officer of Union Camp Corporation in June 1994, a position he had held since 1986. Mr. Cartledge is also a director of Chase Industries, Inc.; Delta Air Lines, Inc.;
                 and UCAR International.

                 ROBERT J. DARNALL

                 Age 61

[PHOTO OF        Mr. Darnall retired as President and Chief Executive Officer
ROBERT J.        of Ispat North America, Inc. in January 2000, a position he
DARNALL]         had held since November 1998. He was Chairman, Chief
                 Executive Officer, and President of Inland Steel Industries,
                 Inc. from September 1992 to October 1998. Mr. Darnall is also a director of Household International; Cummins Engine
                 Company; and the Federal Reserve Bank of Chicago.

                 JOHN G. DROSDICK                          Director since 1996
                 Age 56

[PHOTO OF        Mr. Drosdick will assume the Chief Executive Officer
JOHN G.          position, and is expected to be elected Chairman of Sunoco
DROSDICK]        following the 2000 Annual Meeting. Mr. Drosdick has been a director and President and Chief Operating Officer of Sunoco since December 1996. He was President and Chief Operating
                 Officer of Ultramar Corporation (which merged with Diamond
                 Shamrock, Inc. in 1997 to become Ultramar Diamond Shamrock
                 Corporation) from June 1992 to August 1996, and from 1990 to
                 June 1992, he was President of its U.S. refining and marketing business. Previously, Mr. Drosdick was President and Chief Operating Officer of Tosco Corporation from 1987 to
                 1989, and from 1989 to 1990 he was President and Chief
                 Executive Officer of its subsidiary, Tosco Refining Company.
                 He is also a director of Hercules Incorporated.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

                 MARY JOHNSTON EVANS                       Director since 1980
                 Age 70

[PHOTO OF        Mrs. Evans is a former Vice-Chairman of Amtrak, and is a
MARY             director of Baxter International Inc.; Delta Air Lines, Inc.;
JOHNSTON EVANS]  Household International, Inc.; Saint-Gobain Corp.; and The
                 Dun & Bradstreet Corporation.

                 THOMAS P. GERRITY                         Director since 1990
                 Age 58

[PHOTO OF        Dr. Gerrity has been a Professor of Management, The Wharton
THOMAS P.        School of the University of Pennsylvania, since July 1990.
GERRITY]         Previously, he served as Dean of The Wharton School from 1990 through his retirement in July 1999 and as President of CSC
                 Consulting and Vice President of Computer Science Corp. from
                 1989 to June 1990. He is also a director of CVS Corporation;
                 Fannie Mae; Internet Capital Group, Inc.; Knight Ridder;
                 Purchasing Solutions, Inc.; Reliance Group Holdings, Inc.;
                 and is a trustee of the Miller, Anderson & Sherrerd LLP's
                 Mutual Funds Group.

                 ROSEMARIE B. GRECO                        Director since 1998
                 Age 53

[PHOTO OF        Ms. Greco is the Principal of GRECOventures. She was co-
ROSEMARIE B.     Chairman of The Private Industry Council of Philadelphia,
GRECO]           Inc. and was the Interim President and Chief Executive
                 Officer of the organization from April through August of 1998. In August 1997, Ms. Greco resigned her positions as
                 President of CoreStates Financial Corp. and as President and
                 Chief Executive Officer of CoreStates Bank. She served as
                 Chief Banking Officer of CoreStates Financial Corp. from
                 August 1994 to June 1996, and as Chief Retail Services
                 Officer from October 1993 to August 1994, and was a bank director from April 1992 to August 1997. She was the President and Chief Executive Officer of CoreStates First
                 Pennsylvania Bank Division of CoreStates Bank from March 1991 to August 1994. Ms. Greco is also a director of Cardone
                 Industries, Inc.; Genuardi Family Markets, Inc.; PECO Energy
                 Company; the Pennsylvania Real Estate Investment Trust; PRWT
                 ComServe, Inc.; and Radian Group, Inc.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

                 JAMES G. KAISER                           Director since 1993
                 Age 57

[PHOTO OF        Mr. Kaiser is Chairman, Chief Executive Officer and a
JAMES G.         director of Avenir Partners, Inc. and President of Kaiser
KAISER]          Services, LLC. He retired as President, Chief Executive
                 Officer and director of Quanterra Incorporated in January
                 1996, positions he had held since June 1994. Quanterra succeeded to the environmental analytical services division of International Technology Corporation and Enseco (a unit of
                 Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Previously, he had served as Senior Vice President and General Manager of Corning's Technical Products Division and Latin America/Asia
                 Pacific Exports Group since 1984. Mr. Kaiser is also a director of Mead Corp. and The Stanley Works.

                 ROBERT D. KENNEDY                         Director since 1995
                 Age 67

[PHOTO OF        Mr. Kennedy retired in September 1999 as Chairman of the
ROBERT D.        Board and in July 1998 as Chief Executive Officer of UCAR
KENNEDY]         International, positions he had held since March 1998. He
                 continues as a director. He retired as Chairman of the Board of Union Carbide Corporation in December 1995, a position he had held since December 1986. Previously, Mr. Kennedy served as its Chief Executive Officer from April 1986 to April 1995 and its President from April 1986 to 1993. Since 1985, he has been one of its directors. Mr. Kennedy is also a director of International Paper; Kmart Corporation; and Lion Ore Mining
                 International, Ltd. He is also on the advisory boards of The
                 Blackstone Group and RFE Investment Partners.

                 NORMAN S. MATTHEWS                        Director since 1999

                 Age 67

[PHOTO OF        Mr. Matthews, a retail consultant, was previously President,
NORMAN S.        Federated Department Stores and is currently a director of
MATTHEWS]        Eye Care Centers of America; Finlay Enterprises, Inc.;
                 Lechters, Inc.; The Progressive Corp.; and Toys "R" Us, Inc.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

                 R. ANDERSON PEW                           Director since 1978
                 Age 63

[PHOTO OF        Mr. Pew retired from Sunoco in May 1996 as Chief Executive
R. ANDERSON      Officer of Radnor Corporation, a position he had held since
PEW]             March 1995, and as President of Helios Capital Corporation, a
                 position he had held since September 1977, both Sunoco subsidiaries. Mr. Pew joined Sunoco in 1958, and served as Corporate Secretary from May 1974 until July 1977. Mr. Pew is also Chairman of the Board of Directors of The Glenmede
                 Corporation and is a director of two of its subsidiaries, The
                 Glenmede Trust Company and The Glenmede Trust Company, NA.

                 G. JACKSON RATCLIFFE                      Director since 1998
                 Age 63

[PHOTO OF G.     Mr. Ratcliffe is Chairman of the Board of Hubbell
JACKSON          Incorporated, a position he has held since 1987, having been
RATCLIFFE]       first elected to its Board in 1980. Since January 1988, he has also served as its President and Chief Executive Officer.
                 Mr. Ratcliffe is also a director of Olin Corporation and Praxair, Inc.

                 ALEXANDER B. TROWBRIDGE                   Director since 1990
                 Age 70

[PHOTO OF        Mr. Trowbridge is President of Trowbridge Partners Inc. He
ALEXANDER B.     assumed this position in January 1990 upon his retirement as
TROWBRIDGE]      President of the National Association of Manufacturers, a
                 position he had held since 1980. Mr. Trowbridge also serves as a director of E. M. Warburg, Pincus Funds; Harris
                 Corporation; ICOS Corporation; IRI International Corporation;
                 New England Life Insurance Company; The Gillette Company; and
                 The Rouse Company.

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                                      12

                       STATEMENT ON CORPORATE GOVERNANCE
-------------------------------------------------------------------------------
The corporate governance standards established by the Board provide a structure within which directors and management can effectively pursue
Sunoco's objectives for the benefit of its shareholders. Sunoco's business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to Sunoco's senior management team. The principal functions of the Board are to:

  Evaluate the Chief Executive Officer: The ongoing evaluation of the CEO is accomplished through the following process: The Chief Executive Officer meets with the Compensation Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board. At year end, the Compensation Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives. This evaluation is communicated to the Chief Executive Officer at an executive session of the Board. The Compensation Committee uses this evaluation in determining the Chief Executive Officer's compensation.

  Review and Approve Sunoco's Strategic Direction, Annual Operating Plan and Monitor Sunoco's Performance: Annually, the outside directors meet with the Chief Executive Officer to discuss the overall performance and direction of the Company. Following that discussion, the outside directors meet independently, at a meeting which is chaired by the Chairperson of the Governance Committee, to evaluate Sunoco's performance and direction. This evaluation is communicated to the Chief Executive Officer at an executive session of the Board. The Board stays abreast of political, regulatory and economic trends and developments that may impact Sunoco's strategic direction. Each year, the Board and management participate in a two-day off-site meeting at which major long-term strategies and financial and other objectives and plans are discussed and approved. Annually, the Board reviews and approves a three-year strategic plan, yearly goals and an operating plan for the Company. On an ongoing basis during the year, the Board monitors Sunoco's performance against its annual operating plan and against the performance of its peers.

  Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect Sunoco's objectives and performance.

  Review Management Succession Planning: The Board plans for succession to the position of Chairman of the Board and CEO as well as certain other senior management positions. To assist the Board, the Chairman and CEO annually provides the Governance Committee with an assessment of senior managers and their potential to succeed him/her. He/she also provides the Governance Committee with an assessment of persons considered potential successors to certain senior management positions. The results of these reviews are reported to and discussed with the Board.

  Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Committee meetings and through informal, individual director's contacts with the Chief Executive Officer and other members of management. The Board is composed of individuals whose knowledge, background, experience and judgment are useful to the Company. The information needed for the Board's decision-making generally will be found within Sunoco, and Board members have full access to management. On occasion, the Board may seek legal or other expert advice from a source independent of management, and generally this is done with the knowledge and concurrence of the Chief Executive Officer.

  Review Structure and Operations of the Board: The Governance Committee periodically reviews the Board's structure, operations, and need for new members and reports the result of this review to the Board for its approval. The Board observes the following general practices:

  . Selection and Evaluation of Board Candidates: When searching for new nominees, the Board selects candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. The Governance Committee evaluates the performance of individual directors on an annual basis. This evaluation provides the basis for the Board's recommendation of a slate of directors to the shareholders.

  .  Board Structure:

    . Each director is elected annually by shareholders for a one-year term.

    . The Board consists entirely of independent outside directors except for the Chief Executive Officer and the Chief Operating Officer. None of the directors has a consulting contract with Sunoco.

    . Periodically, the full Board conducts an assessment of how it is functioning as a whole so that it may continuously improve its performance.

    .  The mandatory retirement age for directors is 72.

    . An outside director must tender his or her resignation for consideration by the Governance Committee if the position he or she held at the time of election changes.

    . As a general rule, it is the Board's expectation that when officer directors leave their Company positions, they will no longer serve on the Board.

    . New directors must participate in an orientation process that includes reviewing extensive materials regarding Sunoco's business and operations, visits to Sunoco facilities and meetings with key personnel. As part of this process, new directors attend meetings of all the Board's committees to acquaint them with the work and operations of each. After this orientation, new Board members are given regular committee assignments.

  .  Board Operations and Meetings:

    . Sunoco's Board usually meets seven times per year in regularly scheduled meetings but meets more often if necessary.

    . While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate unexpected developments. The items on the agenda are typically determined by the Chairperson in consultation with the Board. Any director may request that an item be included on the agenda.

    . Generally, Board members receive information well in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting. Information is provided from a variety of sources, including management reports, a comparison of performance to operating and financial plans, reports on Sunoco's stock performance and operations prepared by third parties, and articles in various business publications. In many cases, significant items requiring Board approval may be reviewed in one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

    . At Board meetings, ample time is scheduled to assure full discussion of important matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

  . Committee Structure: The full Board considers all major decisions of the Company. However, the Board has established the following five standing committees, each of which is chaired by an outside director except for the Executive Committee, so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

    . The Audit Committee examines accounting processes and reporting systems, assesses the adequacy of internal controls and risk management, reviews and approves Sunoco's financial disclosures, and evaluates the performance and recommends the appointment of independent auditors.

    . The Governance Committee reviews the role, composition, and structure of the Board and its committees as well as directors' compensation. It also reviews and evaluates Board members in determining the annual directors' slate and identifies new director nominees. This Committee, along with the Board, is responsible for reviewing and updating Sunoco's Statement on Corporate Governance.

    . The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of the Company. This Committee also approves goals for incentive plans, evaluates performance against these goals, and issues the Compensation Committee Report on executive compensation to shareholders.

    . The Public Affairs Committee reviews compliance with laws governing health, environment and safety, equal employment opportunity, and political activities. It also oversees the administration of corporate contributions and evaluates Sunoco's relationship with shareholders and all other constituencies.

    . The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board.

  . Directors' Compensation: The Governance Committee sets and administers the policies that govern the level and form of directors' compensation.

    . Annually, Sunoco participates in numerous directors' compensation surveys compiled by third-party consultants. The amount and form of Sunoco's directors' compensation are benchmarked against companies in Sunoco's performance peer group as well as others in the oil industry and industry in general.

    . The Committee believes that more than half of the total director compensation package should be delivered in the form of Sunoco common stock and stock equivalents in order to better align the interests of Sunoco's directors with the interests of its shareholders. In order to further link director and shareholder interests, the Committee recommended and the Board approved Director Stock Ownership Guidelines in October 1997.

    . In 1996, Sunoco eliminated its Non-Employee Director Retirement Plan and replaced it prospectively with an annual grant in share units under the Directors' Deferred Compensation Plan.

The Board annually reviews its board practices in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and determines whether or not this Statement on Corporate Governance should be updated.


-------------------------------------------------------------------------------

                            AUDIT COMMITTEE REPORT
-------------------------------------------------------------------------------
The Audit Committee reviews Sunoco's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 1999 Annual Report on SEC Form 10-K with Sunoco's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from Sunoco and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Sunoco's Annual Report on SEC Form 10-K for the year ended December 31, 1999, for filing with the Securities and Exchange Commission.

Respectfully submitted on March 2, 2000 by the members of the Audit Committee of the Board of Directors:

                                          Thomas P. Gerrity, Chair
                                          Mary Johnston Evans
                                          Rosemarie B. Greco
                                          R. Anderson Pew
                                          William F. Pounds
                                          Alexander B. Trowbridge

-------------------------------------------------------------------------------

                      BOARD COMMITTEE MEMBERSHIP ROSTER/1/
--------------------------------------------------------------------------------

                                                                  Public
          Name         Audit/2/ Compensation Executive Governance Affairs
-------------------------------------------------------------------------
-------------------------------------------------------------------------
   R. H. Campbell/3/                             x/4/      x
-------------------------------------------------------------------------
   R. E. Cartledge                   x/4/        x         x
-------------------------------------------------------------------------
   J. G. Drosdick                                x                   x
-------------------------------------------------------------------------
   M. J. Evans            x                      x         x
-------------------------------------------------------------------------
   T. P. Gerrity          x/4/                             x
-------------------------------------------------------------------------
   R. B. Greco            x
-------------------------------------------------------------------------
   J. G. Kaiser                      x                               x/4/
-------------------------------------------------------------------------
   R. D. Kennedy                     x                     x         x
-------------------------------------------------------------------------
   N. S. Matthews                    x
-------------------------------------------------------------------------
   R. A. Pew              x                                          x
-------------------------------------------------------------------------
   W. F. Pounds/5/        x                      x         x/4/
-------------------------------------------------------------------------
   G. J. Ratcliffe                   x
-------------------------------------------------------------------------
   A. B. Trowbridge       x                                          x
-------------------------------------------------------------------------
-------------------------------------------------------------------------
   Number of Meetings
    in 1999               8          6           2         5         2

-------------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/ Information in table is presented as of March 2, 2000.

  /2/ All members of the Audit Committee are "independent" as defined in the listing standards of the New York Stock Exchange.

  /3/ Robert H. Campbell will retire as Chairman, Chief Executive Officer and Director on May 4, 2000.

  /4/ Committee Chairperson.

  /5/ William F. Pounds will retire as Director on May 4, 2000.

--------------------------------------------------------------------------------

                            DIRECTORS' COMPENSATION
-------------------------------------------------------------------------------
As discussed in the Statement on Corporate Governance, Sunoco annually benchmarks the form and amount of directors' compensation. Directors are compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of shareholders. Currently equity-based compensation represents on average approximately 55% of the total compensation package. Executive officers are not paid for their services as directors. The Board held seven meetings during 1999, and all of the directors attended at least 75% of the Board meetings and Committee meetings of which they were members. The following table summarizes the compensation of Sunoco's directors during 1999:

                         Directors' Compensation Table

-------------------------------------------------------------------------
                 Type of Compensation                  Cash  Stock Based
=========================================================================
  Annual Retainer                                     $8,520   $19,880/1/
-------------------------------------------------------------------------
  Yearly Credit under Deferred Compensation Plan               $22,000/2/
-------------------------------------------------------------------------
  Annual Retainer for Committee Chair                 $2,000
-------------------------------------------------------------------------
  Board or Committee Attendance Fee (per meeting)/3/  $1,250

-------------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/ Represents shares of Sunoco common stock paid under the Directors'
      Retainer Stock Plan. On May 6, 1999, each outside director received 545 shares for this portion of the Annual Retainer.

  /2/ Each outside director's account is credited annually with restricted share units that are not payable until death or other termination of Board service.

  /3/ A fee of $1,250 per day is also paid in cash for special assignments.

Directors' Deferred Compensation: The Directors' Deferred Compensation Plan permits outside directors to defer all or a portion of their compensation. In addition, the Yearly Credit is required to be deferred in restricted share units. Payments of compensation deferred under this plan are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. A share unit is treated as if it were invested in shares of Sunoco common stock, but it does not have voting rights. Dividend equivalents are credited to each Director in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment. Cash units accrue interest at a rate based upon Sunoco's cost of borrowing.

Directors' Stock Ownership Guidelines: Each outside director is expected to own Sunoco common stock with a market value equal to at least three times the average total annual director's compensation. Currently, this ownership guideline is approximately $220,000. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held in the Directors' Deferred Compensation Plan. New directors are allowed a five-year phase-in period to comply with the guidelines. As of the February 10, 2000 record date, all of Sunoco's current directors were in compliance with these stock ownership guidelines (or, in the case of directors with less than five years of service, on track to compliance within the five-year period). Sunoco has also established stock ownership guidelines for its executives, and these are discussed on page 22.
-------------------------------------------------------------------------------

               DIRECTORS' & OFFICERS' OWNERSHIP OF SUNOCO STOCK
-------------------------------------------------------------------------------
The following table shows how much Sunoco common stock each Named Executive Officer/1/ and director nominee beneficially owned as of December 31, 1999. No director or executive officer beneficially owns more than 1% of the common stock, and directors and executive officers as a group beneficially own approximately 1.8% of the common stock.

                    Directors' & Officers' Stock Ownership

-----------------------------------------------------------------------
                                   Shares of    Share Units
                                  Common Stock      and
                                  Beneficially     Share
            Name                    Owned/2/   Equivalents/3/   Total
-----------------------------------------------------------------------
-----------------------------------------------------------------------
  Robert H. Campbell/4/                630,621         41,434   672,055
-----------------------------------------------------------------------
  Raymond E. Cartledge                   4,402          9,037    13,439
-----------------------------------------------------------------------
  Robert J. Darnall/5/                   2,000              0     2,000
-----------------------------------------------------------------------
  John G. Drosdick/4/                  246,508              0   246,508
-----------------------------------------------------------------------
  Mary Johnston Evans                    4,143         15,512    19,655
-----------------------------------------------------------------------
  Deborah M. Fretz/4/                   45,460          2,266    47,726
-----------------------------------------------------------------------
  Thomas P. Gerrity                      6,337          7,093    13,430
-----------------------------------------------------------------------
  Rosemarie B. Greco                     1,250          4,008     5,258
-----------------------------------------------------------------------
  James G. Kaiser                        5,062          4,655     9,717
-----------------------------------------------------------------------
  Robert D. Kennedy                     14,290          2,733    17,023
-----------------------------------------------------------------------
  David E. Knoll/4/,/6/                169,286              0   169,286
-----------------------------------------------------------------------
  Norman S. Matthews                         0          1,876     1,876
-----------------------------------------------------------------------
  William F. Pounds                      2,555         26,187    28,742
-----------------------------------------------------------------------
  R. Anderson Pew/4/,/6/                92,122          1,672    93,794
-----------------------------------------------------------------------
  G. Jackson Ratcliffe                   1,000          2,449     3,449
-----------------------------------------------------------------------
  Sheldon L. Thompson/4/                96,139              0    96,139
-----------------------------------------------------------------------
  Alexander B. Trowbridge                5,542          7,093    12,635
-----------------------------------------------------------------------
  All directors and executive
   officers as a group including     1,648,361        129,389 1,777,750
   those named above/4/,/5/,/6/
-----------------------------------------------------------------------

NOTES TO TABLE:

/1/ The Chief Executive Officer and the next four most highly compensated executive officers during the last fiscal year.

/2/ This column includes Sunoco common stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of Sunoco common stock they hold in SunCAP and SHARP, and Sunoco common stock that directors and officers have the right to acquire within 60 days of December 31, 1999.

/3/ Includes share unit balances held under the Directors' Deferred Compensation
    Plan and the Deferred Compensation Plan for executives, and share equivalent balances held by executives under Sunoco's Savings Restoration Plan (see footnote 4 on page 27). Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors and executives will reflect all changes in the market value of Sunoco common stock from the date of deferral and/or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units or share equivalents.

/4/ The amounts shown include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 1999 under the Sunoco, Inc. Long-Term Performance Enhancement Plan ("LTPEP"), our current long-term incentive plan, and under the Sunoco, Inc. Long-Term Incentive Plan ("LTIP") and the Sunoco, Inc. Executive Long-Term Stock Investment Plan ("ELSIP"), both of which are predecessor plans:

                                    Name                                Shares
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         R. H. Campbell                                                 559,850
         ----------------------------------------------------------------------
         J. G. Drosdick                                                 180,000
         ----------------------------------------------------------------------
         D. M. Fretz                                                     40,590
         ----------------------------------------------------------------------
         D. E. Knoll                                                    140,080
         ----------------------------------------------------------------------
         R. A. Pew                                                       15,600
         ----------------------------------------------------------------------
         S. L. Thompson                                                  86,660
         ----------------------------------------------------------------------
         All directors and executive officers as a group (including
          those named above)                                          1,258,153
         ----------------------------------------------------------------------

/5/ Mr. Darnall has not been a director or officer of Sunoco, and is standing for election to Sunoco's Board of Directors for the first time. Mr. Darnall owns 2,000 shares of Sunoco common stock which are included in the table and in the totals for all directors and officers as a group.

/6/ The individuals and group named in the table have sole voting and investment power with respect to shares of common stock beneficially owned, except that voting and investment power is shared as follows:
         ----------------------------------------------------------------------

                                    Name                                Shares
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         D. E. Knoll                                                        437
         ----------------------------------------------------------------------
         R. A. Pew                                                       16,050
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------

         All directors and executive officers as a group (including
          those named above)                                             16,487
         ----------------------------------------------------------------------

         EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE
-------------------------------------------------------------------------------
The Committee's Responsibilities: The Compensation Committee of the Board has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

 .  Encourage strong financial and operational performance of the Company;

 . Emphasize performance-based compensation ("pay at risk") which balances rewards for short-term and long-term results;

 . Focus executives on "beating the competition" through plans which include measurements based on performance relative to peer companies;

 . Link compensation to the interests of shareholders by providing stock incentives and requiring significant shareholdings; and

 . Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management's Stock Ownership Guidelines: The Committee considers stock ownership by management to be an important means of linking management's interests directly to those of shareholders. Sunoco has stock ownership guidelines for its approximately 40 top executives. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to four times his base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Participants are expected to reach their respective stock ownership goals by the end of a five-year period. Sunoco also has stock ownership guidelines for its outside directors, and these are discussed on page 19.

Compensation Methodology: Sunoco strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the Committee reviews market data and assesses Sunoco's competitive position for three components of executive compensation: (1) base salary, (2) annual incentives, and (3) long-term incentives. To assist in benchmarking the competitiveness of its compensation programs, Sunoco participates in executive compensation surveys compiled by third-party consultants. Because the Committee believes that the Company's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing shareholder returns (see the Stock Performance Graph on page 31 for more information), these surveys include companies in the Performance Peer Group and others in the oil industry. This information is supplemented by general industry compensation information. The compensation survey data reflect adjustments for each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships.

As part of the Committee's annual review of the competitiveness of the three components of executive compensation for 1999, the Committee concluded that base salaries and annual incentives were competitive. However, the Committee was of the view that long-term incentives were not competitive and so decided to increase them to more competitive levels. The increase in the long-term compensation component reflects the continuing trend of the surveyed group of companies to increase the percentage of executive compensation provided by equity-based awards which better align management with shareholders' interests.

Components of Compensation:

 . Base Salary: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for executive officers. The goal is to compensate executives within the mid-level of the range of base salaries paid by companies in the Performance Peer Group, the oil industry, and industry in general.

 . Annual Incentives: Annual incentive awards for the Named Executive Officers are provided in order to promote the achievement of Sunoco's business objectives. Each year the Committee considers the Company's prior year's performance and objectives, as well as its expectations for Sunoco in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant. Payments may range from 0% to 200% of the guideline annual incentive, with payments increasing as performance improves.

  The Committee establishes a fixed percentage of annual salary as an executive's guideline annual incentive opportunity, based on comparative survey data on annual incentives paid in the Performance Peer Group, the oil industry, and industry in general. The guideline amount increases with the level of responsibility of the executive. Annual incentive awards for 1999 were based on meeting weighted objectives for two principal measurements:

  .  after-tax operating income; and

  . relative ranking, as measured by return on capital employed, or "ROCE", against the Performance Peer Group (see page 31).

  Although Sunoco did not achieve the minimum threshold established for operating income in 1999, it did attain an ROCE ranking slightly better than the minimum award level. As a result, the annual incentive approved by the Committee for each Named Executive Officer was 20% of the guideline incentive opportunity. The Bonus column of the Summary Compensation Table on page 26 contains the annual incentive earned for 1999 for each of the Named Executive Officers.

 . Long-Term Incentive Compensation: The Committee reviews and approves all long-term incentive awards. These awards are primarily a combination of stock options and performance-based common stock units (which represent shares of Sunoco common stock). These awards provide compensation to executives only if shareholder value increases. Common stock units also focus executives on "beating the competition" by measuring Sunoco's performance versus the Performance Peer Group. In determining the number of stock options and performance-based common stock units awarded, the Committee reviews surveys of similar awards made to individuals in comparable positions within the Performance Peer Group, in the oil industry, and in general industry, and the executive's past performance. They also consider the number of long-term incentive awards previously granted to the executive.

  . Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant and are typically exercisable beginning two years from the date of grant.

  . Common Stock Units: Performance-based common stock units are earned only if the Company's total common stock shareholder return (stock price appreciation plus dividend yield) for a three-year performance period compares favorably to that of the Performance Peer Group. Additionally, regardless of how Sunoco performs versus the Performance Peer Group, the common stock units will be forfeited if certain minimum common stock price levels are not met by the end of a one-year period following the end of the performance period. In order to ensure the retention of key executives, or as part of the compensation to a new executive hired from outside the Company, the Committee also occasionally grants common stock units which require only continued employment as a condition of vesting.

Chief Executive Officer Compensation: The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Campbell's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. For 1999, the Chief Executive Officer's compensation components were:

 . Base Salary: As a result of Sunoco's performance in 1998 and his individual performance, Mr. Campbell's annual salary increased to $840,000 for 1999.

 . Annual Incentive: Annual incentive compensation for Mr. Campbell is based upon relative attainment of the annual performance goals for the Company and on Mr. Campbell's individual objectives as determined by the Committee. Based on these criteria, and the Committee's review of competitive practices, Mr. Campbell was awarded $126,000 representing 20% of his guideline incentive for performance in 1999.

 . Long-Term Incentive Awards: In December 1999, Mr. Campbell received a grant of 150,000 stock options which become exercisable in December 2001 and will expire five years after Mr. Campbell's retirement date, and 15,000 performance-based common stock units. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company and relative total shareholder return, the value of such awards granted to other chief executive officers in the Performance Peer Group, the oil industry, and industry in general, and the number of stock options and common stock units granted in prior years. See page 23 for a discussion of the Committee's review of and actions regarding 1999 long-term incentive compensation.

Omnibus Budget Reconciliation Act of 1993: This Act has had no material impact upon Sunoco's ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

                Raymond E. Cartledge, Chair
                Mary Johnston Evans (member through February 2, 2000) James G. Kaiser
                Robert D. Kennedy
                Norman S. Matthews
                G. Jackson Ratcliffe

-------------------------------------------------------------------------------

           EXECUTIVE COMPENSATION, PENSION PLANS & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

                           Summary Compensation Table

--------------------------------------------------------------------------------
                                                           Long-Term Compensation/3/
                                       --------------------------------------------------------------
                                       Annual Compensation                  Awards            Payouts
                    ----------------------------------------------------------------------------------
                                                          Other      Restricted   Securities
         Name and                 Base                   Annual        Stock      Underlying   LTIP         All Other
    Principal Position     Year Salary/1/  Bonus     Compensation/2/   Awards      Options   Payouts     Compensation/4/
                                   ($)      ($)            ($)          ($)          (#)       ($)             ($)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL           1999  840,000  126,000             51         0         150,000      0            70,930
  Chairman of the          1998  830,790  921,000/5/       2,552         0         110,000      0            69,562
  Board and Chief          1997  699,140  882,000/5/        0            0          50,000      0            53,935
  Executive Officer
------------------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK           1999  610,012   73,200          6,646         0          95,000   755,000/6/      34,198
  President and Chief      1998  602,316  534,180         27,362         0          60,000      0            33,207
  Operating Officer        1997  560,040  557,300        125,047      104,688/6/    40,000      0             5,852
------------------------------------------------------------------------------------------------------------------------
  D. E. KNOLL              1999  350,012   28,089          2,698         0          22,000    45,625/7/      23,452
  Senior Vice              1998  349,758  211,460          3,655         0          14,960      0            22,043
  President, Northeast     1997  326,976  236,600          3,470      104,688/7/    10,910      0            20,636
  Refining and
  Chemicals
------------------------------------------------------------------------------------------------------------------------
  D. M. FRETZ              1999  312,000   28,089          4,268         0          22,000   152,500/8/      17,023
  Senior Vice              1998  311,580  211,460          6,015         0          14,960   112,314/8/      16,848
  President, Lubricants    1997  281,996  236,600          5,283         0          10,910    71,626/8/      14,912
  and Logistics
------------------------------------------------------------------------------------------------------------------------
  S. L. THOMPSON           1999  298,012   28,089            788         0          22,000      0            23,541
  Senior Vice President    1998  297,702  211,460          1,374         0          14,960      0            20,860
  and Chief                1997  273,000  236,600          1,213         0          10,910      0            18,417
  Administrative Officer
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ The amounts reported in the table under Base Salary reflect that there were 26 bi-weekly pay periods in 1999, 27 bi-weekly pay periods in 1998, and 26 bi-weekly pay periods in 1997.

/2/ For each of the Named Executive Officers, the amounts in this column reflect reimbursements for the payment of taxes associated with certain payments for club memberships. For Mr. Drosdick in 1997, this column also reflects reimbursement for the payment of certain expenses ($41,953) and taxes ($43,063) associated with moving and relocation.

/3/ Long-term awards were composed of stock options and common stock units
    (representing shares of Sunoco common stock). The performance-based common stock unit portion of these awards is excluded from this table but reflected in the table of Performance-Based Common Stock Unit Awards on page 30. Other common stock unit awards are included in this Summary Compensation Table as Restricted Stock Awards, and are described in further detail in notes 6 through 8 below.

/4/ The table below shows the components of this column for 1999:

    -----------------------------------------------------------------------
                       Company Match Under             Cost of
         Name      Defined Contribution Plans*   Term Life Insurance  Total
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
      R. H.
       Campbell               $42,000                  $28,930       $70,930
    ------------------------------------------------------------------------
      J. G.
       Drosdick                30,501                    3,697        34,198
    ------------------------------------------------------------------------
      D. E. Knoll              17,501                    5,951        23,452
    ------------------------------------------------------------------------
      D. M. Fretz              15,600                    1,423        17,023
    ------------------------------------------------------------------------
      S. L.
       Thompson                14,901                    8,640        23,541
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------

    *   Executive officers participate in two defined contribution plans:
        (i) SunCAP, Sunoco's 401(k) plan for most employees, and (ii) the Sunoco, Inc. Savings Restoration Plan. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution even after reaching certain limitations under the Internal Revenue Code.

/5/ $591,000 of R. H. Campbell's total 1998 annual incentive award and $534,000 of his total 1997 annual incentive award were deferred in the form of share units under Sunoco's Deferred Compensation Plan. These share units are treated as if they were invested in shares of Sunoco common stock, and are credited with dividend equivalents in the form of additional share units.

/6/ J. G. Drosdick became an employee of Sunoco on November 15, 1996. As part of his Employment Agreement with Sunoco, Mr. Drosdick received an award of 25,000 common stock units valued at $581,250 on the date of grant. The shares were paid to him in November 1999 at which time they had a value of $709,375 (including dividend equivalents). In 1997, Mr. Drosdick was granted a special award of 2,500 common stock units with a value of $104,688 on the date of grant. This award was paid to Mr. Drosdick in 1,250 share installments in January 1999 and 2000 when they were valued at $45,625 and $30,938, respectively (including dividend equivalents).

/7/ In 1997, D. E. Knoll was granted a special award of 2,500 common stock units with a value of $104,688 on the date of grant. This award was paid to Mr. Knoll in 1,250 share installments in January 1999 and 2000 when they were valued at $45,625 and $30,938, respectively (including dividend equivalents).

/8/ In 1996, D. M. Fretz was granted a special award of 10,000 common stock units with a value of $257,500 on the date of grant. The first installment of 2,000 shares with a value of $71,626 was paid to Ms. Fretz in August 1997, the second installment of 3,000 shares with a value of $112,314 was paid to her in August 1998, and the final installment of 5,000 shares with a value of $152,500 was paid to Ms. Fretz in August 1999.

-------------------------------------------------------------------------------

                              OPTION GRANT TABLE

---------------------------------------------------------------------------------------------------------------

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 1999. These options to purchase common stock were granted to the Named Executive Officers under Sunoco's Long-Term Performance Enhancement Plan ("LTPEP").

                           Option Grants in 1999/1/

---------------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                              Individual Grants                                 Stock Price Appreciation for
                                                                                       Option Term/3/
                  ---------------------------------------------------------------------------------------------
                               Securities    Percent of
                               Underlying      Total
                                Options       Options                             0%        5%         10%
                               Granted/2/    Granted to Exercise
                            ---------------- Employees   or Base                Stock     Stock       Stock
                                             in Fiscal    Price   Expiration    Price     Price       Price
            Name              Date   Number     Year    ($/share)    Date      $25.250   $41.130     $65.492
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL            12/01/99 150,000    14.6      25.25    11/30/09/4/     0      2,382,000   6,036,300
  Chairman of the
  Board and Chief
  Executive Officer
---------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK            12/01/99  95,000     9.3      25.25    11/30/09        0      1,508,600   3,822,990
  President and
  Chief Operating
  Officer
---------------------------------------------------------------------------------------------------------------
  D. E. KNOLL               12/01/99  22,000     2.1      25.25    11/30/09        0        349,360     885,324
  Senior Vice President,
  Northeast Refining
  and Chemicals
---------------------------------------------------------------------------------------------------------------
  D. M. FRETZ               12/01/99  22,000     2.1      25.25    11/30/09        0        349,360     885,324
  Senior Vice President,
  Lubricants and
  Logistics
---------------------------------------------------------------------------------------------------------------
  S. L. THOMPSON            12/01/99  22,000     2.1      25.25    11/30/09        0        349,360     885,324
  Senior Vice President
  and Chief Administrative
   Officer
---------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ No Stock Appreciation Rights ("SARs") were granted.

/2/ Each option was awarded with an exercise price equal to the fair market value of a share of Sunoco common stock on the date of grant and will become exercisable two years from the grant date. These stock options were granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a Change in Control of the Company (as defined on page 33) and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the option.

/3/ These dollar amounts are not intended to forecast future appreciation of the common stock price. Executives will not benefit unless the common stock price increases above the stock option exercise price. Any appreciation in the common stock price which results in a gain to the executives would also benefit all shareholders of the common stock. The additional value realized by all shareholders of Sunoco common stock as a group based on these assumed appreciation levels is as follows:

           -------------------------------------
           APPRECIATION LEVEL   ADDITIONAL VALUE
           -------------------------------------
           -------------------------------------
                   0%                  $0
           -------------------------------------
                   5%            $1,427,114,511
           -------------------------------------
                  10%            $3,616,495,099
           -------------------------------------

/4/ Although the table reflects an expiration date ten years from the date of grant, Mr. Campbell's stock options will expire five years after his retirement date.
-------------------------------------------------------------------------------

              AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES
-------------------------------------------------------------------------------
The following table shows information for the Named Executive Officers concerning:

 . exercises of stock options and SARs during 1999; and

 . the amount and values of unexercised stock options and SARs as of December
   31, 1999.

    Aggregated Option/SAR Exercises in 1999 and Year-End Option/SAR Values

--------------------------------------------------------------------------------------------
                  Number of
                  Securities               Number of Securities      Value of Unexercised
                  Underlying                    Underlying               In-the-Money
                   Options/                Options/SARs Granted    Options/SARs at Year-End
                     SARs       Value               (#)                       ($)
       Name       Exercised  Realized/1/ ------------------------- -------------------------
                     (#)         ($)     Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
  R. H. CAMPBELL
  Chairman of         0           0        559,850      260,000         0            0
  the
  Board and
  Chief
  Executive
  Officer
--------------------------------------------------------------------------------------------
  J. G. DROSDICK
  President and       0           0        180,000      155,000      25,000          0
  Chief
  Operating
  Officer
--------------------------------------------------------------------------------------------
  D. E. KNOLL
  Senior Vice         0           0        140,080       36,960         0            0
  President,
  Northeast
  Refining and
  Chemicals
--------------------------------------------------------------------------------------------
  D. M. FRETZ
  Senior Vice         0           0         40,590       36,960         0            0
  President,
  Lubricants and
  Logistics
--------------------------------------------------------------------------------------------
  S. L. THOMPSON
  Senior Vice     25,860/2/    153,449      86,660       36,960         0            0
  President
  and Chief
  Administrative
  Officer
--------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ Value realized is equal to the difference between the option/SAR exercise price and the fair market value of Sunoco common stock at the date of exercise multiplied by the number of options/SARs exercised.

/2/ Mr. Thompson retained 2,250 shares of Sunoco common stock following the exercise of these stock options and the payment of related withholding taxes.

-------------------------------------------------------------------------------

                       OTHER LONG-TERM INCENTIVE AWARDS
-------------------------------------------------------------------------------
                 Performance-Based Common Stock Unit Awards/1/

-------------------------------------------------------------------------------------------
                                                              Estimated Future Payouts
                                                       ------------------------------------
                             Number of                Minimum                       Maximum
                              Common      End of    Stock Price  Threshold  Target  (Number
                   Year     Stock Units Performance Required for  (Number  (Number    of
       Name       Granted     (CSUs)      Period     Payout/2/   of CSUs)  of CSUs)  CSUs)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
  R. H. CAMPBELL   1999       15,000     12/31/02      23.67       3,750    15,000  22,500
  Chairman of      1998       15,000     12/31/01      33.69       3,750    15,000  22,500
  the              1997       15,000     12/31/00      41.96       3,750    15,000  22,500
  Board and        1996/3/    13,000     12/31/99      24.49       3,250    13,000  19,500
  Chief
  Executive
  Officer
-------------------------------------------------------------------------------------------
  J. G. DROSDICK   1999       12,000     12/31/02      23.67       3,000    12,000  18,000
  President and    1998       12,000     12/31/01      33.69       3,000    12,000  18,000
  Chief            1997       12,000     12/31/00      41.96       3,000    12,000  18,000
  Operating        1996/3/    12,000     12/31/99      24.49       3,000    12,000  18,000
  Officer
-------------------------------------------------------------------------------------------
  D. E. KNOLL      1999        3,100     12/31/02      23.67         775     3,100   4,650
  Senior Vice      1998        3,100     12/31/01      33.69         775     3,100   4,650
  President,       1997        3,100     12/31/00      41.96         775     3,100   4,650
  Northeast        1996/3/     3,100     12/31/99      24.49         775     3,100   4,650
  Refining and
  Chemicals
-------------------------------------------------------------------------------------------
  D. M. FRETZ      1999        3,100     12/31/02      23.67         775     3,100   4,650
  Senior Vice      1998        3,100     12/31/01      33.69         775     3,100   4,650
  President,       1997        3,100     12/31/00      41.96         775     3,100   4,650
  Lubricants and   1996/3/     3,720     12/31/99      24.49         930     3,720   5,580
  Logistics
-------------------------------------------------------------------------------------------
  S. L. THOMPSON   1999        3,100     12/31/02      23.67         775     3,100   4,650
  Senior Vice      1998        3,100     12/31/01      33.69         775     3,100   4,650
  President        1997        3,100     12/31/00      41.96         775     3,100   4,650
  and Chief        1996/3/     3,100     12/31/99      24.49         775     3,100   4,650
  Administrative
  Officer
-------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ The actual payout of the performance-based common stock units granted will depend upon Sunoco achieving certain performance levels, based upon total common stock shareholder return, as compared with the total common stock shareholder return of the Performance Peer Group over a three-year performance period subsequent to their grant. Additionally, regardless of how Sunoco performs versus the Performance Peer Group, the common stock units will be forfeited if certain minimum common stock price levels are not met by the end of a one-year period following the end of the performance period.

/2/ Represents a consecutive 10-day average of the closing prices for Sunoco common stock as published in the consolidated trading tables of the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions."

/3/ The required minimum share price level for the 1996 award was met in early
    2000 and 130% of the targeted award was paid at that time. It will be reported as a year 2000 payout in the Summary Compensation Table in next year's proxy statement.
-------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPH
-------------------------------------------------------------------------------

Sunoco's Performance Peer Group is composed of the major domestic independent refining and marketing companies and integrated oil companies which are both similar in size to Sunoco and represent its competitors in certain geographic areas. During 1999, Sunoco re-evaluated the composition of its Performance Peer Group and determined that a change was appropriate to better meet these criteria.

                 Comparison of Five-Year Cumulative Return/1/

                             [GRAPH APPEARS HERE]

                NEW PEER GROUP                  FORMER PEER GROUP
                --------------                  -----------------
                Amerada Hess                    Amerada Hess
                Ashland                         Ashland
                Tesoro                          Crown Central
                Tosco                           Tosco
                Ultramar Diamond Shamrock/2/    Total Petroleum, N.A./2/
                USX/Marathon                    Ultramar Diamond Shamrock/2/
                Valero                          USX/Marathon
                                                Valero

                            Fiscal Year Ended December 31

                    1994      1995    1996    1997    1998   1999
                    ----      ----    ----    ----    ----   ----
Sunoco, Inc          100       99       92     163     143     96
New Peer Group       100      120      156     197     169    157
Former Peer Group    100      117      151     190     160    149
S&P 500 Stock Index  100      138      169     226     290    351


NOTES TO GRAPH:

/1/ Assuming that the value of the investment in Sunoco common stock and each index was $100 on December 31, 1994 and that all dividends were reinvested, this graph compares Sunoco's cumulative total return (i.e., based on common stock price and dividends), plotted on an annual basis, with Sunoco's New and Former Performance Peer Groups' cumulative total returns and the S&P 500 Stock Index (a performance indicator of the overall stock market).

/2/ On December 4, 1996, Ultramar Corporation merged with Diamond Shamrock, Inc.
    to form Ultramar Diamond Shamrock Corporation ("UDS"). Prior to the merger, Ultramar Corporation's stock price was used in the computation of the Peer Groups' Cumulative Returns. On September 29, 1997, UDS acquired Total Petroleum, N.A. ("Total") in a transaction in which each share of Total was exchanged for .322 of a share of UDS. For purposes of this graph, the resultant cash value of this transaction has been reinvested in the Former Peer Group of companies in proportion to their market capitalization on that date.
--------------------------------------------------------------------------------

                                 PENSION PLANS
-------------------------------------------------------------------------------
This table shows the estimated annual retirement benefits payable to a covered participant based upon the final average pay formulas of the Sunoco, Inc. Retirement Plan ("SCIRP"), the Sunoco, Inc. Pension Restoration Plan, and the Sunoco, Inc. Supplemental Executive Retirement Plan ("SERP"). The estimates assume that benefits are received in the form of a single life annuity.

   ---------------------------------------------------------------------------
      Final Average                 Estimated Annual Benefits
       Total Cash                   Upon Retirement at Age 62
     Compensation/1/    After Completion of the Following Years of Service
   ---------------------------------------------------------------------------
   ---------------------------------------------------------------------------
                        20 Years   25 Years   30 Years   35 Years    40 Years
   ---------------------------------------------------------------------------
   ---------------------------------------------------------------------------
         $200,000       $ 80,000   $ 93,000   $100,000   $108,000   $  115,000
   ---------------------------------------------------------------------------
          400,000        160,000    187,000    200,000    215,000      230,000
   ---------------------------------------------------------------------------
          600,000        240,000    280,000    300,000    323,000      345,000
   ---------------------------------------------------------------------------
          800,000        320,000    373,000    400,000    430,000      460,000
   ---------------------------------------------------------------------------
        1,000,000        400,000    467,000    500,000    538,000      575,000
   ---------------------------------------------------------------------------
        1,200,000        480,000    560,000    600,000    645,000      690,000
   ---------------------------------------------------------------------------
        1,400,000        560,000    653,000    700,000    753,000      805,000
   ---------------------------------------------------------------------------
        1,600,000        640,000    747,000    800,000    860,000      920,000
   ---------------------------------------------------------------------------
        1,800,000        720,000    840,000    900,000    968,000    1,035,000
   ---------------------------------------------------------------------------

   NOTE TO TABLE:

   /1/ Final Average Total Cash Compensation is the average of the base salary and annual incentive award in the highest 36 consecutive months during the last 120 months of service. The salaries and bonuses in the Summary Compensation Table on page 26 reflect the total cash compensation covered by the pension plans.

The retirement benefits shown above for SCIRP, the Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

Mr. Drosdick's employment agreement provides that he is eligible to participate in SERP and that any SERP benefit payable to him will be offset by accrued benefits from the pension plans of prior employers. Assuming a retirement age of 62 and the satisfaction of applicable plan conditions, the estimated total annual retirement benefit under Sunoco's plans to be paid to Mr. Drosdick based upon his 1999 salary and guideline annual incentive would be approximately $250,000.

Credited years of service under these plans for the Named Executive Officers as of December 31, 1999 are as follows:

            ----------------------------------------------

              Name       Years of Service
         --------------------------------
         --------------------------------
         R. H. Campbell         39
         --------------------------------
         J. G. Drosdick          3
         --------------------------------
         D. E. Knoll            32
         --------------------------------
         D. M. Fretz            22
         --------------------------------
         S. L. Thompson         37
         --------------------------------

-------------------------------------------------------------------------------

                     SEVERANCE PLANS AND OTHER INFORMATION
-------------------------------------------------------------------------------
The Named Executive Officers participate in plans with certain other key management personnel which provide for severance benefits in the event they are involuntarily terminated without cause by Sunoco. In the case of the Chief Executive Officer and the Chief Operating Officer severance payments would be equal to two years of base salary plus guideline annual incentive. The other Named Executive Officers would receive such payments for one and one-half years. If termination (whether actual or constructive) occurs within two years of a Change in Control of Sunoco, severance would be payable in a lump sum equal to three years of base salary plus guideline annual incentive for the Chief Executive Officer and the Chief Operating Officer, and two years for the other Named Executive Officers. Based upon base salary and guideline annual incentive for 1999, payments under these plans would have been as follows:

--------------------------------------------------------------------------------------
       Name               Involuntary Termination                 Change in Control/1/
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
  R. H. Campbell                $2,940,000                             $4,410,000
--------------------------------------------------------------------------------------
  J. G. Drosdick                 1,952,000                              2,928,000
--------------------------------------------------------------------------------------
  D. E. Knoll                      735,671                                980,894
--------------------------------------------------------------------------------------
  D. M. Fretz                      678,671                                904,894
--------------------------------------------------------------------------------------
  S. L. Thompson                   657,671                                876,894
--------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ For purposes of these arrangements, a "Change in Control" means the occurrence of any of the following events or transactions:

  (a) Those directors who were members of Sunoco's Board of Directors immediately prior to any of the following transactions cease, within one year of a control transaction, to constitute a majority of either Sunoco's Board or the Board of any successor to Sunoco (or to all or substantially all of Sunoco's assets):

    (1)   any tender offer for or acquisition of Sunoco's capital stock;

    (2) any merger, consolidation, or sale of all or substantially all of Sunoco's assets; or

    (3) the submission of a nominee or nominees for the position of director of Sunoco, in a proxy solicitation or otherwise, by a shareholder or group of shareholders acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended; or

  (b) Any entity, person (or group of persons acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended), acquires shares of Sunoco, Inc. in a transaction or series of transactions that results in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sunoco, Inc.

Each eligible executive will be entitled to medical, life insurance and disability coverage for up to the number of years of severance received, at the same rate that such benefits are provided to active employees of Sunoco. In the case of a Change in Control, the plans also provide for the protection of certain pension benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the Change in Control. Sunoco's long-term incentive compensation plans provide that upon a Change in Control, all stock options become immediately exercisable, and all common stock unit awards are paid out regardless of whether performance targets have been met.

Directors' & Officers' Indemnification Agreements

Sunoco's bylaws require that Sunoco indemnify its directors and officers, to the extent permitted by Pennsylvania law, against any costs, expenses (including attorneys' fees) and other liabilities to which they may become subject by reason of their service to Sunoco. To insure against such liabilities, Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco's Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Sunoco believes that during 1999, all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required. Sunoco is not aware of any shareholder who owned
10 percent or more of Sunoco common stock during 1999.
-------------------------------------------------------------------------------

By Order of the Board of Directors,

/s/ Ann C. Mule

Ann C. Mule
General Attorney and Corporate Secretary
Philadelphia, PA
March 16, 2000

                                                                       APPENDIX
                            AUDIT COMMITTEE CHARTER
-------------------------------------------------------------------------------

Organization: The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include only independent Directors as defined by the relevant listing authority. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board of Directors ("Board") in its business judgement.

Statement of Policy: The Committee shall, through regular or special meetings with management, the General Auditor, and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deems appropriate.

Responsibilities: The Committee shall recommend to the Board the appointment of the Company's independent auditor and shall review the activities and independence of the independent auditor. This includes communicating to the independent auditor that he or she is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement). The Committee shall (1) ensure that the independent auditor provides annually to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, (2) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (3) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

The Committee shall appoint and evaluate, in consultation with executive management, the General Auditor, and review and approve the budgets and staffing for the internal audit department.

The Committee shall have separate direct lines of communication between itself and the independent auditor, the General Auditor and, with regard to litigation and legal and regulatory compliance, the General Counsel.

The Committee shall review:

  .  Annual audit plans of the General Auditor and the independent auditor;

  . The results of the internal and the independent auditor's activities, including major conclusions, findings and recommendations, and related management responses;

  . The Company's accounting and financial reporting practices, annual report to shareholders and significant SEC filings;


  . Material litigation involving the Company and litigation involving officers and directors;

  . Accounting, legal, tax and other developments of major significance to the Company;

  .  Adequacy and effectiveness of internal controls;

  .  Major capital project post audit results;

  .  Compliance with legal business policies and regulatory requirements;

  .  The management delegation of authority process;

  . The continued adequacy of this Audit Committee Charter on an annual basis; and

  .  Such other matters as the Board or the Committee considers appropriate.

With regard to the SEC Form 10-K, prior to its filing, the Committee, in addition to its assessment of the independent auditor's independence, shall review and discuss the audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee shall report to the Board and to the shareholders whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Company's SEC Form 10-K to be filed with the SEC.

With regard to the SEC Form 10-Q, the Chairperson and/or his or her Committee designee(s) shall review the document with management and the independent auditor prior to its filing.

The Committee shall receive periodic reports from management, the General
Counsel, the General Auditor and the independent auditor on matters relating to accounting, financial reporting, internal control, auditing, litigation and compliance with legal business policies and regulatory requirements. The
Committee shall receive these reports pursuant to a schedule that the Committee Chairperson develops in consultation with management.

The Committee shall meet privately (without members of management present) and separately with each of the General Auditor and the independent auditor at least once each year and, when requested, with the Company's General Counsel.

The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations as it deems necessary.

The Committee Chairperson shall make regular reports to the Board on the
Committee's activities.
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                                      A-2
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[Sunoco Logo]

                            Your Vote is Important!

                      You can vote in one of three ways:

OPTION 1:       Vote by Telephone - Call 1-877-290-2604 and respond to a few simple questions after entering the Control Number below.
                Telephone voting closes at 11:59 p.m. Eastern U.S. Time on
                Wednesday, 05/03/00.*

                                           [LOGO] Your Control Number is: [LOGO]
                Call on a touch-tone telephone
                1-877-290-2604 anytime. There
                is no charge for this call.

                                                For Telephone/Internet Voting

OPTION 2:       Vote by Internet - Access http://www.proxyvoting.com/sunoco and respond to a few simple prompts after entering the Control
                Number above. Internet voting closes at 11:59 p.m. Eastern U.S.
                Time on Wednesday, 05/03/00.*

                Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

OPTION 3:       Vote by Mail - If you do not wish to vote using a touch-tone telephone or the Internet, complete and return the proxy card below in the envelope provided.*

                Whichever method you choose, please vote promptly.

                *In order to allow the SunCAP Trustee adequate time to vote the shares held in that plan, voting instructions from SunCAP participants must be received no later than the close of business on Monday, May 1, 2000.

Fold and Detach Here                                        Fold and Detach Here
--------------------------------------------------------------------------------

                                        THIS PROXY AND VOTING INSTRUCTION CARD
        Sunoco, Inc.                    IS SOLICITED ON BEHALF OF THE BOARD OF
[Sunoco Ten Penn Center                 DIRECTORS OF SUNOCO, INC. FOR THE MAY 4,
  Logo] 1801 Market Street              2000 ANNUAL MEETING OF SHAREHOLDERS OR
        Philadelphia, PA 19103-1699     ANY ADJOURNMENTS THEREOF.

The undersigned appoints R. H. CAMPBELL and J. L. FOLTZ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the "Proxies") to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2000 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan ("SunCAP"). For additional explanatory information, see the "Question and Answers" section on pages 3 to 7 of the accompanying proxy statement.




SIGNATURE ___________________  SIGNATURE__________________  DATED_________, 2000

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.
                           CONTINUED ON REVERSE SIDE
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
This proxy and voting instruction card when properly executed will be voted by the Proxies in the manner designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1) and (2). SunCAP shares will be voted in accordance with the terms of that plan.

The Board of Directors unanimously recommends a vote FOR proposals (1) and (2).
                                                     --------------------------
(1) ELECTION OF DIRECTORS
                                                                                                FOR All         WITHHOLD From
01 - R. E. Cartledge  04 - M. J. Evans    07 - J. G. Kaiser    10 - R. A. Pew                  Nominees         All Nominees
02 - R. J. Darnall    05 - T. P. Gerrity  08 - R. D. Kennedy   11 - G. J. Ratcliffe             Listed             Listed
03 - J. G. Drosdick   06 - R. B. Greco    09 - N. S. Matthews  12 - A. B. Trowbridge              [_]                [_]

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN), LIST NOMINEE'S NAME.

____________________________________________________________________________________
                                                                                     FOR             AGAINST               ABSTAIN
(2) Approval of the appointment of Ernst & Young LLP as independent auditors         [_]               [_]                   [_]
for the fiscal year 2000.


[_] Please check ONLY if you plan to attend the 2000 Annual Meeting. Admission tickets are required and will be mailed to you.
[_] Please check if you do not wish to receive an Annual Report for this account.
[_] Please check if in the future you would like to view the Annual Report and Proxy Statement electronically via the Internet instead of receiving them in the mail. Your consent will remain effective, and will apply to future Annual Meeting materials, until revoked.

             Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.